UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Charlotte’s Web Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56364	98-1508633
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Suite 4800 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 617-7303

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2022, Charlotte’s Web Holdings, Inc. (the “Company”) announced the appointment of Gregory A. Gould, age 56 as the Company’s Executive Vice President - Chief Financial Officer, Chief Administration Officer, and principal accounting officer, replacing former Chief Financial Officer, Lindsey Jensen, who notified the Company on June 15, 2022 of her intended resignation from the Company, effective July 8, 2022. Ms. Jensen’s departure is not based on any disagreement with the Company’s accounting principles, practices or financial statement disclosures.

Mr. Gould has been acting as a financial advisor to the Company since April, 2022, providing leadership and support for the Company’s financial and regulatory reporting process. Mr. Gould is a senior finance executive with more than two decades of experience in Chief Financial Officer roles, leading multiple small and medium-sized businesses within the natural wellness and biopharmaceutical sectors, who brings significant financial and operational experience from both publicly traded and privately held companies. He is a Certified Public Accountant with expertise in building and leading accounting departments, finance teams and reporting systems. Mr. Gould served as Chief Financial Officer to Ajna BioSciences PBC, a privately held botanical drug development company, from July 2021 until his engagement by the Company. From October 2018 to July 2021, Mr. Gould served as Chief Financial and Administrative Officer at NewAge, Inc. (NASDAQ: NBEV) and from November 2017 to October 2018 he served as Chief Financial Officer of Evolve Biologics, a division of Therapure Biopharma, Inc. From April 2015 to November 2017, Mr. Gould served as Chief Financial Officer of Aytu BioPharma, Inc. (NASDAQ: AYTU) and from June 2014 to June 2017 he served as Chief Financial Officer, Secretary and Treasurer of Ampio Pharmaceuticals, Inc. (NYSE: AMPE). Mr. Gould has held several other executive positions at publicly traded life sciences companies including (a) Chief Financial Officer and as President and CEO for an interim period for SeraCare Life Sciences, Inc., (b) the Chief Financial Officer role at Atrix Laboratories, Inc., and (c) Chief Financial Officer at Colorado MedTech, Inc. Mr. Gould started his career as an auditor at Arthur Anderson LLP. Mr. Gould holds a Bachelor of Science degree in Business Administration from the University of Colorado at Boulder.

On June 19, 2022, Mr. Gould entered into an employment agreement with the Company, whereby the Company employed Mr. Gould to serve as the Company’s Executive Vice President - Chief Financial Officer and Chief Administration Officer on an at-will basis. Pursuant to Mr. Gould’s employment agreement, the Company agreed to pay Mr. Gould an annual base salary at a rate of $325,000 through December 31, 2022, which will increase to $400,000 on January 1, 2023, and $500,000 on July 1, 2023. Mr. Gould’s salary will be payable in accordance with the Company’s standard payroll schedule and subject to applicable payroll and withholding deductions, as required by applicable law or as authorized by Mr. Gould. Mr. Gould’s base salary will not be subject to reduction during his employment without his prior written consent. Mr. Gould will receive a one-time signing bonus of $100,000 payable at the next regular payroll, less applicable taxes and withholdings. Mr. Gould will also receive a non-qualified stock option grant to purchase 1,200,000 shares of the Company’s common stock with an exercise price of $0.44, determined based upon the closing price of the Company’s common stock on Friday, June 17, 2022, which will vest over a period of two years with 50% of the grant vesting on June 18, 2023 and the remaining 50% vesting on June 18, 2024, and expire 10 years after the grant date. Mr. Gould will have a potential annual cash bonus based on Company results and individual performance with a target bonus opportunity of 75% of the base salary and a maximum payout opportunity of 150% of the base salary for the year, and a potential annual equity incentive opportunity with a target equity award of 100% of the base salary, with the expectation that the equity award would consist of 50% stock options and 50% restricted share awards, each of which would vest on a three-year vesting schedule with 1/3 of each award vesting on the Company’s annual vesting schedule. For the year ended December 31, 2022, Mr. Gould is guaranteed a minimum bonus payment of $100,000.00 that will be paid prior to January 31, 2023. Mr. Gould is entitled to participate in the Company’s benefit programs applicable generally to employees and executive officers. Such compensation and benefit plans and arrangements are described in the Company’s proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2022, relating to its 2022 annual general meeting

If the Company terminates Mr. Gould’s employment with the Company without Cause or does not renew his employment agreement upon expiration, or Mr. Gould terminates his employment for good reason, then Mr. Gould will receive severance equal to his base salary for 12 months, plus prorated bonus based on the year of termination conditioned on signing a separation and general release, containing non-disparagement and confidentiality provisions. Mr. Gould will also be entitled to receive to all vested equity at the termination of his employment. If Mr. Gould’s employment with the Company is terminated without cause within 3 months prior to or 24 months following a change of control, then Mr. Gould will be entitled to receive a lump sum payment of 2 times the sum of his annual base salary and 100% target bonus for the year termination occurs, conditioned upon execution and non-revocation of release agreement. Mr. Gould will also be entitled to immediate vesting of all outstanding awards made until the time of termination, which shall be paid within 90 days following the date of termination.

The foregoing description of Ms. Gould’s employment agreement is qualified in its entirety by reference to the agreement, which was included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

 On June 20, 2022, the Company issued a press release announcing Ms. Jensen’s intended resignation. A copy of the press release is filed as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit No.	Description

10.1†∔	Employment Agreement, dated June 19, 2022, by and between Charlotte’s Web Holding, Inc. and Gregory A. Gould.
99.1*	Press release issued by Charlotte’s Web Holdings, Inc. on June 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

† Indicates a management contract or compensatory plan or arrangement.

∔ Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) and/or Item 601(b)(10)(iv) of Regulation S-K.

* This Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARLOTTE’S WEB HOLDINGS, INC.

Date: June 21, 2022	By:	/s/ Stephen Rogers
Stephen Rogers
Senior Vice President - General Counsel and Corporate Secretary